EXHIBIT 10.6


                                    GUARANTY


      This GUARANTY, dated as of December 3, 2004, is made by AMERICAN HOME MORTGAGE INVESTMENT CORP., a corporation organized under the laws of the State of Maryland ("Guarantor"), in favor of Lehman Brothers Inc. and Lehman Commercial Paper Inc. (collectively, "Lehman").

      As an inducement and in consideration for Lehman to enter into that certain letter agreement, dated as of December __, 2004 (the "Letter Agreement") by and among American Home Mortgage Acceptance, Inc. ("Seller") and Lehman, to the Master Repurchase Agreement, dated as of March 29, 2004 (the "Master Repurchase Agreement"; the Master Repurchase Agreement and the Letter Agreement, collectively, the "Agreement"; capitalized terms used herein but not defined herein shall have the meanings given in the Agreement) between Lehman and the Seller, a wholly-owned subsidiary of the Guarantor, the Guarantor hereby unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Seller now or hereafter existing under the Agreement with respect to any and all Transactions for the Mortgage Loans (such obligations being the "Obligations"), and agrees to pay any and all expenses incurred by Lehman in enforcing any rights under this Guaranty. This Guaranty is a guaranty of payment and not of collection. Lehman shall not be required to exhaust any right to remedy or take any action against Seller, any guarantor, any other person, any collateral or any credit support.

      The Guarantor guarantees that the Obligations will be paid or performed strictly in accordance with their terms. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any defense whatsoever available to Seller or the Guarantor, including, but not limited to, the following: (a) any lack of validity or enforceability or any Obligation or any agreement or instrument related thereto; (b) any change in the time, manner or place of payment or performance of, or in any term of, all or any of the Obligations, or any other amendment or waiver of or any consent to the departure from any Obligation or any agreement or instrument related thereto; (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or (d) any law, regulation or order of any jurisdiction affecting or purporting to affect any terms of any Obligation or of any agreement or instrument relating thereto or any of Lehman's rights with respect thereto (including, without limitation, any stay imposed by the Federal bankruptcy laws).

      This Guaranty is a continuing guaranty and shall remain in full force and effect until the Obligations have been paid in full.

      The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations or this Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of any of the Obligations is rescinded or must otherwise be returned by Lehman upon the insolvency, bankruptcy or reorganization of Seller or otherwise, all as though such payment had not been made.


                                  Schedule D-1

      The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Lehman and shall forthwith be paid to Lehman to be applied to the Obligations, whether matured or unmatured, in accordance with the terms of such Obligations and any related agreement or instrument.

      Any and all payments made by the Guarantor hereunder shall be made free and clear of and without deduction from any and all present and future taxes, levies, deductions, charges or withholdings and all liabilities with respect thereof, excluding taxes imposed on Lehman's income and franchise taxes imposed on Lehman by the jurisdiction under which Lehman is organized.

      All notices hereunder shall be in writing and sent or delivered:

      if to Lehman:

      c/o Lehman Brothers Inc. & Lehman Commercial Paper Inc.
      745 Seventh Avenue
      New York, New York 10019
      Attention:  Fred Madonna

      if to the Guarantor:

      538 Broadhollow Road
      Melville, New York 11747
      Attention:  General Counsel

or to either party at such other address(es) as may be specified in a written notice given in accordance herewith.

      This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Lehman and its successors, transferees and assigns.

      THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN CONFLICTS LAWS) OF THE STATE OF NEW YORK.


                                  Schedule D-2

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officers as of the date first above written.


                                       AMERICAN HOME MORTGAGE INVESTMENT CORP.



                                       By:   /s/ Alan B. Horn
                                          --------------------------------------
                                          Name:  Alan B. Horn
                                          Title: Executive Vice President


                                  Schedule D-3